Exhibit 99.1

SECOND AMENDMENT TO ACCOUNT PURCHASE AGREEMENT

THIS SECOND AMENDMENT, dated as February 15, 2012 is entered into by and between WELLS FARGO BANK, National Association ("WFB" or "WFBC") and TRIAD PERSONNEL SERVICES, INC. an Illinois corporation, GENERAL EMPLOYMENT ENTERPRISES, INC., an Illinois corporation and BMPS, INC., an Ohio corporation (collectively "TRIAD"), BMCH, INC. d/b/a TRIAD PERSONNEL SERVICES, an Ohio corporation ("BMCHOH") and BMCH PA, INC. d/b/a Triad Temporaries, a Pennsylvania corporation ("BMCHPA") (collectively "Customer").

RECITALS:

a)           WFB and Customer are parties to an Account Purchase Agreement dated December 14, 2010, as further amended by that certain Amendatory and Joinder Agreement, the First Amendment to Account Purchase Agreement dated as of May 2, 2011 (as amended, the "Agreement").

b)           Customer and WFB have agreed to certain modifications of the Agreement as a result of the ongoing business relationship between the parties.

AGREEMENT

IN CONSIDERATION of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          The above recitals are true and correct and are incorporated herein by this reference.

2.          Each of the terms defined in the Agreement unless otherwise defined herein, shall have the same meaning when used herein.

3.          In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall control.

4.          The terms of the Agreement are hereby amended as follows:

a.     Section 2.10 is hereby deleted in its entirety and the following is substituted in its place:

"2.10 "Facility Maximum" means $4,500,000.00 subject to the availability of Acceptable Accounts and the exercise of WFB's discretion as provided herein."

b.     Section 2.19(m) is hereby deleted in its entirety and the following is substituted in its place:

"2.19(m) Accounts which would cause the total amount of outstanding Advances against Accounts purchased hereunder to exceed the Facility Maximum."

c.     Section 6.07(a) is hereby deleted in its entirety and the following is substituted in its place:

"6.07(a) Facility Fee and Monthly Monitoring Fee: Customer shall pay a Facility Fee in the amount of $30,000.00 at each annual anniversary, including all renewals. In the event that the average obligations due WFB in any month exceed $3,000,000.00, an additional Facility Fee in the amount of $15,000.00 will be due and payable. Thereafter, a Facility Fee equal to one percent (1%) of the Facility Maximum will be payable annually on each anniversary date of the Agreement including all renewals. Such Fees shall be fully earned on the date due and shall be non refundable in any event. For WFB services hereunder, Customer shall pay and WFB shall be entitled to receive a Monthly Monitoring Fee equal to $2,500.00 per month, which fee shall be due and payable on the first day of each month. WFB shall charge such Facility Fee and Monthly Monitoring Fee to Triad Personnel Services, Inc."

5.          The Guarantors, Salvatore J. Zizza, Herbert F. Imhoff, Jr. and Jarett A. Misch (collectively"Guarantor"), by signing below, consent to the terms of this Second Amendment to Account Purchase Agreement, reaffirm the terms of their Guaranty (collectively the "Guaranty"), confirm that the Guaranty is in full force and effect and binding upon them without any defenses, setoffs or counterclaims of any kind whatsoever.

6.          Except as above amended, the Agreement remains in full force and effect and binding upon the Customer without any defenses, setoffs or counterclaims of any kind whatsoever.

7.          This Amendment shall be deemed to be a contract under and subject to and shall be construed for all purposes and in accordance with the laws of the State of Texas.

8.          This Amendment may be executed in two or more counterparts, each of which shall be deemed nal and all of which together shall constitute one and the same instrument

9.         To induce WFB to enter into this Second Amendment to Account Purchase Agreement, Customer, together with Guarantor (a) acknowledge and agree that no right of offset, defense, counterclaim, claim or objection exists in favor of Customer and/or Guarantor against WFB arising out of or with respect to the Agreement, the Guaranty, or any other arrangement or relationship between WFB and Customer and/or Guarantor, and (b) release, acquit, remise and forever discharge WFB and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity and whether known or unknown, which Customer and Guarantor may have by reason of any manner, cause or things to and including the date of this Second Amendment to Account Purchase Agreement with respect to matters arising out of or with respect to the Agreement, the Guaranty, or any other arrangement or relationship between WFB and Customer and/or Guarantor.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment which shall be effective with the date of the Amendment.

Triad Personnel Services, Inc.

By:	/s/ Salvatore J. Zizza
Salvatore J. Zizza, CEO

General Employment Enterprises, Inc.

By:	/s/ Salvatore J. Zizza
Salvatore J. Zizza, CEO

BMPA, Inc.

By:	/s/ Salvatore J. Zizza
Salvatore J. Zizza, CEO

BMCH, Inc. d/b/a Triad Personnel Services

By:	/s/ Salvatore J. Zizza
Salvatore J. Zizza, CEO

BMCHPA, Inc. d/b/a Triad Temporaries

By:	/s/ Salvatore J. Zizza
Salvatore J. Zizza, CEO

GUARANTOR

By:	/s/ Salvatore J. Zizza
Salvatore J. Zizza, Individually

STATE OF	NEW YORK
COUNTRY OF	NEW YORK

The foregoing instrument was acknowledged before me this 15 day of FEBRUARY, 2012 by Salvatore J. Zizza, individually and as CEO of each Triad Personnel Services, Inc. an Illinois corporation, General Employment Enterprises, Inc. an Illinois corporation BMPS, Inc. an Ohio corporation, BMCH, Inc. d/b/a Triad Personnel Services, an Ohio corporation and BMCHPA, Inc. d/b/a Triad Temporaries, a Pennsylvania corporation on behalf of the corporations. He ☐ is personally known to me or ☐ has produced_________________ as identification.

/s/ Joan Alatriste
(Notary Signature)
(NOTARY SEAL)
Joan Alatriste
(Notary Name Printed)
NOTARY PUBLIC Commission No. _____________

GUARANTOR:

By:	/s/ Herbert F. Imhoff, Jr.,
Herbert F. Imhoff, Jr., Individually

STATE OF	Illinois
COUNTRY OF	Du Page

The foregoing instrument was acknowledged before me this 16th day of February  2012 by Herbert F. Imhoff, Jr., individually. He ☒ is personally known to me or ☐ has produced___________________ , as identification.

Marlene E. Justus
(Notary Signature)
(NOTARY SEAL)
/s/ Marlene E. Justus
(Notary Name Printed)
NOTARY PUBLIC Commission No._____________

GUARANTOR:

By:	/s/ Jarett A. Misch
Jarett A. Misch, Individually

STATE OF	Illinois
COUNTRY OF	Du Page

The foregoing instrument was acknowledged before me this 16th day of February 2012 by Jarrett A. Mlsch, individually. He ☒ is personally known to me or ☐ has produced_____________________ , as identification.

Marlene E. Justus
(Notary Signature)
(NOTARY SEAL)
/s/ Marlene E. Justus
(Notary Name Printed)
NOTARY PUBLIC Commission No._____________